AMENDMENT NO. 1 TO DEBENTURE
This AMENDMENT NO. 1 is dated as of March 22, 2023 (this “Amendment”), and relates to that certain Convertible Debenture issued on June 29, 2022 (the “Debenture”) by Virgin Orbit Holdings, Inc. (the “Company”) to YA II PN, Ltd. (the “Holder” and together with the Company, the “Parties”). Capitalized terms used and not defined in this Amendment shall have the meanings assigned to them in the Debenture.
WHEREAS, Holder and the Company have agreed to revise certain provisions of the Debenture;
NOW, THEREFORE, in consideration of the mutual agreements contained in this hereby acknowledged, the Parties agree as follows:
SECTION 1.Amendment to the Debenture. Notwithstanding anything to the contrary in the Debenture, the Parties agree that the Floor Price can be reset to any dollar value that is not less than $0.746.
SECTION 2.Representations and Warranties. To induce each other to enter into this Amendment, each Party represents and warrants that this Amendment has been duly authorized, executed and delivered by such Party, and constitutes a legal, valid and binding obligation of such Party.
SECTION 3.Effect. Except as expressly set forth herein, (a) this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations or covenants contained in the Debenture, all of which are ratified and affirmed in all respects and shall continue in full force and effect, and (b) nothing herein shall be deemed to be a waiver or other change of any of the terms, conditions, obligations or covenants contained in the Debenture in similar or different circumstances.
SECTION 4.Miscellaneous. This Amendment constitutes the entire agreement and understanding between the Parties, and supersedes all prior communications, transactions, and understandings, whether oral or written, with respect to the subject matter hereof.

[Intentionally left blank]
Yorkville Debenture - Amendment No. 1    1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

YA II PN, LTD

By:     /s/ Mark Angelo
Name: __Mark Angelo
Title: ___Managing Member

VIRGIN ORBIT HOLDINGS, INC.

By:     /s/ Dan Hart
Name: Dan Hart
Title: CEO
Yorkville Debenture - Amendment No. 1    2